Exhibit 3

                                JOINDER AGREEMENT


           Reference is made to (i) that certain Voting Agreement dated as of July 1, 1998, among Central Reserve Life Corporation, an Ohio corporation (now known as Ceres Group, Inc., a Delaware corporation, the "Company"), and the persons signatory thereto (as amended and in effect from time to time, the "Voting Agreement"), a copy of which is attached hereto as Exhibit A, and (ii) that certain Stockholders Agreement dated as of July 1, 1998, among the Company and the persons signatory thereto (as amended and in effect from time to time, the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit B.

           The undersigned, International Managed Care, LLC, a Delaware limited liability company ("IMC"), in order to become the owner or holder of 3,749,285 shares of common stock of the Company and a warrant to purchase 1,399,733 shares of common stock of the Company, hereby agrees that by IMCs execution hereof, IMC is a party to the Voting Agreement and the Stockholders Agreement, subject to all of the restrictions, conditions, and obligations applicable to stockholders set forth in such agreements. This Joinder Agreement shall take effect and shall become a part of each such agreement immediately upon execution.



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           IN WITNESS WHEREOF, this Joinder Agreement has been duly executed and delivered by the undersigned this 3rd day of January, 2000.

          INTERNATIONAL MANAGED CARE, LLC

           By:       Insurance Partners, L.P.,
                     its managing member

                     By:       Insurance GenPar, L.P.,
                               its general partner

                               By:        Insurance GenPar MGP, L.P.,
                                          its general partner

                                          By:       Insurance GenPar MGP, Inc.,
                                                    its general partner

                                                    By: /s/ Robert A. Spass
                                                        ------------------------
                                                    Name:  Robert A. Spass
                                                    Title:    President


                                    Address:

                                    International Managed Care, LLC
                                    c/o Insurance Partners, L.P.
                                    One Chase Manhattan Plaza, 44th Floor
                                    New York, New York  10005


AGREED AND ACCEPTED:

CERES GROUP, INC.

By:        /s/  Charles E. Miller, Jr.
           ----------------------------------------------------
Name:      Charles E. Miller, Jr.
Title:     Executive Vice President and Chief Financial Officer

Date:      January 3, 2000